Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT










         Webb & Company P.A., certified public accountants, hereby consents to the use of its opinion dated July 31, 2003, in connection with the SB-2 Registration Statement and Prospectus as filed with the Securities and Exchange Commission, and to the filing of a copy thereof as an exhibit to such Registration Statement.

         We also consent to the use of our name under the caption "Experts" in the Registration Statement.






WEBB & COMPANY P.A.




Boynton Beach, Florida
August 29, 2003